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                                                                     Exhibit 1.1


                                _________ SHARES

                          EYETECH PHARMACEUTICALS, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE



                             UNDERWRITING AGREEMENT



                                __________, 2004
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                                            __________, 2004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the Several Underwriters
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Dear Sirs and Mesdames:

            Certain shareholders of Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), named in Schedule I hereto (each, a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS") an aggregate of __________ shares of the Company's common stock, par value $.01 per share (the "FIRM SHARES"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name under "Number of Firm Shares to be Sold" in Schedule I hereto. The Selling Shareholders also propose to sell to the several Underwriters not more than an additional __________ shares of common stock, par value $.01 per share, of the Company (the "ADDITIONAL SHARES"), each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name under "Number of Additional Shares to Be Sold" in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The outstanding shares of common stock, par value $.01 per share, of the Company (including the Shares) are hereinafter referred to as the "COMMON STOCK."

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-115441), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS."

            The term "PRELIMINARY PROSPECTUS" as used in this Agreement shall mean each preliminary prospectus included in the Registration Statement prior to the time it becomes effective. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462
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REGISTRATION STATEMENT"), then any reference herein to the term "Registration
Statement" shall be deemed to include such Rule 462 Registration Statement.

            1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

            (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary (as defined below), taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (d) The Company's only subsidiary is Eyetech Pharmaceuticals (Ireland) Limited, a company incorporated under the laws of the Republic of Ireland (the "SUBSIDIARY"). The Subsidiary is not a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X. The Subsidiary has no assets or liabilities and has conducted no business since the date of its formation. The Subsidiary has been duly incorporated and is validly existing as a company under the laws of the jurisdiction of its incorporation. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; there are no outstanding securities convertible into or exchangeable for, or warrants rights or options to purchase from the Company or the Subsidiary, or obligations of the


                                      -2-
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      Company or the Subsidiary to issue, any shares of capital stock or membership interests in the Subsidiary.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of Common Stock outstanding on the date hereof (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation or breach of any preemptive or similar rights. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares of its Common Stock or any other class of shares of capital stock of the Company, except as described in the Prospectus.

            (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company, or
      (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, with respect to clauses (i), (iii) and (iv), for any contraventions which would not, singly or in the aggregate, result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have been obtained or made under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (iii) such as may be required by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares.

            (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (j) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus pursuant to the Securities Act or the rules and regulations promulgated thereunder and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the


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      Registration Statement, in each case pursuant to the Securities Act or the rules and regulations promulgated thereunder, that are not described or filed as required.

            (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (l) The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (m) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

            (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

            (o) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All persons who possess such rights with respect to the offering of the Shares have effectively waived them.

            (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and the Subsidiary, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock; (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case as described in the Prospectus; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiary, taken as a whole, except in each case as described in the Prospectus.


                                      -4-
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            (q)   The Company and the Subsidiary do not own any real property.
      The Company has good and marketable title to all personal property owned by it which is material to the business of the Company and the Subsidiary, taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real or personal property and buildings held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

            (r) The Company owns or possesses adequate licenses or other rights to use the patent rights, inventions, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights, and excluding generally commercially available "off the shelf" software programs licensed pursuant to shrink wrap or "click and accept" licenses) (collectively, "INTELLECTUAL PROPERTY") necessary to conduct the business of the Company in the manner described in the Prospectus (collectively, the "COMPANY INTELLECTUAL PROPERTY") and the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Prospectus, neither the Company nor the Subsidiary is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, neither the Company nor the Subsidiary has received any notice of infringement of or conflict with any Intellectual Property rights of others. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, the conduct of the current and future business of the Company in the manner described in the Prospectus does not and will not, to the knowledge of the Company, infringe, interfere or conflict with any valid issued patent claim or other Intellectual Property right of any third party, or any claim of a patent application filed by any third party, which patent application has been published in the PTO or similar foreign authority or is otherwise known to the Company and which claim would reasonably be expected to issue as a valid claim. Except as described in the Prospectus or as would not have a Material Adverse Effect, no third party, including any academic or governmental organization, possesses or could obtain rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company.

            (s) The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company (the "COMPANY PATENT APPLICATIONS"). To the knowledge of the Company, the Company has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of


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      the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to the Company Patent Applications.

            (t) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

            (u) The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its business and the value of its properties and as are customary in the business in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) Except as described in the Prospectus, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, singly or in the aggregate, would not result in a Material Adverse Effect; and, except as described in the Prospectus, the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (w) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.


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            (x)   The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals; and the Company is otherwise in compliance in all materials respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

            (y) Ernst & Young LLP is, and during the periods covered in their report included in the Registration Statement and the Prospectus was, the independent accountants with respect to the Company and the Subsidiary as required by the Securities Act.

            (z) The consolidated financial statements of the Company and its subsidiaries (in each case, together with the related notes thereto) included in the Registration Statement and the Prospectus present fairly the consolidated financial position and results of the operations of the respective companies as of the respective dates indicated and for the respective periods specified; and such consolidated financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as otherwise stated therein. The selected financial information included in the Registration Statement and the Prospectus presents fairly, on the basis stated in the Registration Statement and the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial information included in the Registration Statement and the Prospectus.

            (aa) Each material contract, agreement and license to which the Company is bound is legal, valid, binding, enforceable, and in full force and effect against the Company, and to the knowledge of the Company, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. The Company is not, and to the Company's knowledge, no other party is in material breach or default with respect to any such contract, agreement and license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.

            (bb) The Shares are listed for quotation on the Nasdaq National Market.

            (cc) Each of the executive officers and directors of the Company (other than those who have signed below as Selling Shareholders) have executed "lock-up"


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      agreements in substantially the form of Exhibit A hereto, except as described in the Prospectus.

            2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

            (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

            (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and ____________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

            (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (e) Delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of
      Section 8-102 of the New York Uniform


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      Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

            (f) If the Selling Shareholder is an officer or director of the Company, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (g) For each Selling Shareholder other than those making a representation and warranty pursuant to paragraph 2(f) above, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

            3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $_____ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to _______ Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in this Section 3 and Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Selling Shareholder, severally and not jointly, agrees to sell to the several Underwriters, the number of Additional Shares that bears the same proportion to the total number of Additional Shares set forth opposite such Selling Shareholder's name on Schedule I as the number of Additional Shares to be sold on such Option Closing Date bears to the total number of Additional Shares, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Shareholder, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Selling Shareholder on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            The Company hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is described in the Prospectus or of which the Underwriters have been advised in writing, (C) the grant of any stock option or stock purchase right pursuant to the Company's 2003 Stock Incentive Plan or 2003 Employee Stock Purchase Plan provided that such stock option or Stock Purchase right shall not be exercisable during the period ending 90 days after the date of the Prospectus, (D) the issuance of any shares of Common Stock in connection with acquisition, licensing, collaboration or similar strategic arrangements, provided that, prior to the issuance of any such shares of Common Stock, the Company shall cause the recipients of such shares to execute and deliver to you "lock-up" agreements, each substantially in the form of Exhibit A hereto, or (E) the issuance by the Company of shares of Common Stock pursuant to

Section 1.4(b) of the Series D Preferred Stock Purchase Agreement, dated as of December 17, 2002, by and between the Company, Pfizer Ireland Pharmaceuticals and Pfizer Inc., provided that, prior to the issuance of any such shares of Common Stock, the Company shall cause the recipients of such shares to execute and deliver to you "lock-up" agreements, each substantially in the form of Exhibit A hereto.

            Each Selling Shareholder hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares hereunder, (B) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (C) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (D) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of such Selling Shareholder or a member of the "immediate family" (i.e. any relationship by blood, marriage or adoption, not more remote than first cousin) or affiliate of such Selling Shareholder not involving a disposition for value, and (E) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of such Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (C), (D) or (E), (1) each donee, transferee, trustee or distributee shall execute and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated a duplicate form of the "lock-up" agreement set forth in Exhibit A hereto and (2) such transfer or distribution is not required to be reported in any public report or filing with the Securities and Exchange Commission, and no such filing or report shall be made voluntarily by such Selling Shareholder or any other party to such transfer or distribution (donor, donee, trustee, beneficiary, transferor or transferee) in connection with such transfer or distribution, other than a filing on a Form 5 made after the expiration of the 90-day period referred to above.

            In addition, each Selling Shareholder agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Selling Shareholder's share of Common Stock except in compliance with the foregoing restrictions.

            The Company and each Selling Shareholder further agree that, notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period described in the two preceding paragraphs, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions set forth in the two preceding paragraphs shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            4. Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price.

            5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on __________, 2004, or at such other time on the same or such other date, not later than ___________, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE." The Closing of the offering and sale of the Firm Shares will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104.

            Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ________, 2004 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE." The Closing of the offering and sale of the Additional Shares will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104.

            Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

            6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 p.m. (New York City time) on the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate of the Company, dated the Closing Date and signed by an executive officer on behalf of the Company, to the effect set forth in
      Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite corporate power and authority to own its property and to conduct its business as such businesses and properties are described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on an exhibit to such opinion;

                  (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                  (iii) the shares of Common Stock outstanding on the date
            hereof have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation or breach of any preemptive or similar rights;

                  (iv) to such counsel's knowledge, except as described in the
            Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, and all such rights with respect to the offering of the Shares have been satisfied or effectively waived by persons who possess such rights.

                  (v) this Agreement has been duly authorized, executed and
            delivered by the Company;

                  (vi) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company on the Closing Date of the transaction herein contemplated do not and will not (A) conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company may be bound and which is filed as an exhibit to the Registration Statement; (B) violate any United States federal or New York state statute, rule or regulation applicable to the Company; or (C) contravene any judgment, order or decree specifically naming the Company of any governmental body, agency or court having jurisdiction over the Company of which such counsel is aware;

                  (vii) The execution, delivery and performance of this
            Agreement by the Company, and the consummation by the Company on the Closing Date of the transactions herein contemplated will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, except such as have been obtained under the Securities Act and the Exchange Act and except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or by the National Association of Securities Dealers, Inc., as to which such counsel need express no opinion;

                  (viii) the statements included in (A) the Prospectus under the captions "Risk Factors -- The success of Macugen depends heavily on our collaboration with Pfizer, which was established only recently and involves a complex sharing of control over decisions, responsibilities and costs and benefits. Any loss of Pfizer as a collaborator, or adverse development in the collaboration, would materially harm our business," "Risk Factors --If our clinical trials are unsuccessful, or if we experience significant delays in these trials, our ability to commercialize Macugen and our future product candidates will be impaired," "Risk Factors -- The manufacture and packaging of pharmaceutical products such as Macugen are subject to the requirements of the FDA and similar foreign regulatory bodies. If we or our third party manufacturers fail to satisfy these requirements, our product development and commercialization efforts may be materially harmed," "Risk Factors -- Macugen and our other potential products may not be commercially viable if we fail to obtain an adequate level of reimbursement for these products by Medicare and other third party payors. The markets for our products may also be limited by the indications for which their use may be reimbursed or the frequency in which they may be administered," "Risk Factors -- We may not be able to obtain marketing approval for any of the products resulting from our development efforts, including Macugen. Failure to obtain these approvals could materially harm our business," "Risk Factors -- The 'fast track' designation for development of Macugen may not actually lead to a faster development or regulatory review or approval process," "Risk Factors -- Our products could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements, or if we experience unanticipated problems with our products, when and if any of them are approved," "Risk Factors -- If we are unable to obtain and maintain protection for the intellectual property incorporated into our products, the value of our technology and products will be adversely affected," "Risk Factors -- If we fail to comply with our obligations in the agreements under which we license development or commercialization rights to products or technology from third parties, we could lose license rights that are important to our business," "Risk Factors --Third parties may own or control patents or patent applications and require us to seek licenses, which could increase our development and commercialization costs, or prevent us from developing or marketing our products or services," "Risk Factors -- Third parties may own or control patent applications that would be infringed by our technologies, drug targets or potential products. This could cause us to become involved in expensive patent litigation or other proceedings, which could result in our incurring substantial costs and expenses and liability for damages and could require us to stop some of our development and commercialization efforts," "Business -- Collaboration with Pfizer," "Business -- Manufacturing," "Business -- License Agreements," "Business -- Patents and Proprietary Rights," "Business -- Government Regulation -- United States Governmental Regulation," "Business -- Third Party Reimbursement and Pricing Controls," "Business -- Trademarks," "Description of Capital Stock" and "Underwriters" and (B) the Registration Statement in Items 14 and 15, insofar as such statements constitute matters of law or legal conclusions, or summarize the terms of agreements or other documents, are correct in all material respects;

                  (ix) to such counsel's knowledge, there are no agreements, contracts, leases or other documents to which the Company is a party or by which the Company may be bound that are required by the Securities Act and the rules and regulations thereunder to be filed as exhibits to the Registration Statement that are not so filed;

                  (x) such counsel does not know of any legal or governmental proceedings pending or threatened against the Company that are required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or in the Prospectus that are not so described;

                  (xi) the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (xii) such counsel (A) is of the opinion that the Registration
            Statement and the Prospectus (except for the financial statements and other financial and accounting data and statistical data derived from the financial statements included therein as to which such counsel need not express any belief) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder,
            (B) has no reason to believe that the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective (except for the financial statements included therein and other financial and accounting data and statistical data derived from the financial statements included therein, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that the Prospectus (except for the financial statements and other financial and accounting data and statistical data derived from the financial statements included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Underwriters shall have received on the Closing Date an intellectual property opinion from Morrison & Foerster LLP, counsel to the Company, dated the Closing Date, to the effect that:

                  (i) to such counsel's knowledge, the Company owns, possesses or has adequate rights to use the Company Intellectual Property reasonably necessary to conduct the business of the Company in the manner described in the Prospectus, except to the extent that the failure to own, possess or have adequate rights to use such Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                  (ii) other than as set forth or contemplated in the
            Prospectus, to such counsel's knowledge, the Company has not received any notice of infringement of or conflict with, and such counsel has no knowledge of any infringement of or conflict with, asserted rights of others with respect to the Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                  (iii) other than as set forth or contemplated in the
            Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, to such counsel's knowledge, the conduct of the current and future business of the Company in the manner described in the Prospectus does not and will not infringe, interfere or conflict with any valid issued patent claim or other Intellectual Property right of any third party, or any claim of a patent application filed by any third party, which patent application has been published in the PTO or similar foreign authority or is otherwise known to the Company and which claim would reasonably be expected to issue as a valid claim;

                  (iv) other than as set forth or contemplated in the
            Prospectus, to such counsel's knowledge, no third party, including any academic or governmental organization, possesses or could obtain rights to the patents, patent applications or patent rights of the Company which, if exercised, would allow such third party to develop products competitive with those of the Company and would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                  (v) to the knowledge of such counsel, all information material to patentability has been timely disclosed to the PTO during the prosecution of the Company Patent Applications and no misrepresentation has been made to, or material information withheld from, the PTO during such prosecution; and

                  (vi) such counsel has no reason to believe that any of the
            Company's trademark applications filed with the PTO will not eventuate in registered trademarks.

            (e) The Underwriters shall have received on the Closing Date an opinion of the respective counsel for each of the Selling Shareholders, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and
            delivered by or on behalf of such Selling Shareholder;

                  (ii) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                  (iii) such Selling Shareholder is the record owner and, to such counsel's knowledge, the beneficial owner of the Shares to be sold by such Selling Shareholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

                  (iv) the Custody Agreement and the Power of Attorney of such
            Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                  (v) delivery of stock certificates representing the Shares to be sold by such Selling Shareholder, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim;

                  (vi) nothing has come to the attention of such counsel that causes such counsel to believe that the information relating specifically to such Selling Shareholder and the Shares to be sold by such Selling Shareholder hereunder in (A) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v) and 6(c)(viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xii) above.

            With respect to Section 6(c)(xii) and Section 6(f) (with respect to the matters in Section 6(c)(xiii)) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            The opinions of Morrison & Foerster LLP described in Section 6(c) and Section 6(d) above and the opinion(s) described in Section 6(e) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

            (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you, on the one hand, and each of the officers and directors of the Company (other than those who have signed below as Selling Shareholders) except as described in the Prospectus, on the other, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

            7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City as soon as practicable following the date of this Agreement and in no event later than 9:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The costs of furnishing such copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement shall be borne by the Company with respect to any such documents furnished during the nine-month period after the date of this Agreement and by the Underwriters thereafter.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. The costs of complying with this Section 7(c) shall be borne by the Company with respect to any amendment or supplement required during the nine-month period after the date of this Agreement and by the Underwriters thereafter.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, except where such qualification would subject the Company to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not presently qualified or where it would be subject to material taxation as a foreign corporation in any jurisdiction where it is not now so subject.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of
      Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Except as otherwise provided herein, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., all costs and expenses incident to listing the Shares on the NASDAQ National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
      (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel; stock transfer taxes payable on resale of any of the Shares by them; and any advertising expenses connected with any offers they may make.

            (g) To enforce the Company's rights under the agreements referred to in Section 1(cc) above (i) to restrict the transfer of securities during the 90-day period following the Closing Date and (ii) to obtain executed copies of "lock-up" agreements in the form of Exhibit A hereto from each option holder who exercises an option during the 90-day period following the Closing Date.

            8.    Indemnity and Contribution.

            (a) The Company and each Selling Shareholder who is a director or officer of the Company (as designated with an asterisk "*" on Schedule I) on the date of this Agreement, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

            (b) Each Selling Shareholder who is not an officer or director of the Company severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) The aggregate liability of each Selling Shareholder under the indemnity agreement contained in this Section 8 shall be limited in amount to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

            (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) of 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

      Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, or (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing jointly by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
      (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (f) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders and the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(f)(i) above but also the relative fault of the Selling Shareholders and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders and the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder who is not an officer or director of the Company under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

            (g) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (h)   The indemnity and contribution provisions contained in this
      Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or the Company, its officers or directors of any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

            10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the applicable Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                    Very truly yours,

                                    EYETECH PHARMACEUTICALS, INC.



                                    By:____________________________
                                         Name:
                                         Title:


                                    The SELLING SHAREHOLDERS named in Schedule I
                                       hereto, acting severally



                                    By:____________________________
                                         Name:
                                         Title:  Attorney-in-Fact


Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:_________________________
     Name:
     Title:

BY: MORGAN STANLEY & CO. INCORPORATED


By:__________________________
     Name:
     Title:

                                                                      SCHEDULE I

                                                                        NUMBER OF                   NUMBER OF
                                                                       FIRM SHARES              ADDITIONAL SHARES
                    SELLING SHAREHOLDER                                TO BE SOLD                  TO BE SOLD
                    -------------------                                ----------                  ----------

                                                                      ------------                 -----------
         Total..............................................
                                                                      ------------                 -----------

                                                                     SCHEDULE II

                                                                                NUMBER OF
                                                                                FIRM SHARES
            UNDERWRITER                                                         TO BE PURCHASED
            -----------                                                         ---------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

                                                                                ---------------
Total Firm Shares......................................................
                                                                                ===============

                                                                       Exhibit A

                            [FORM OF LOCK-UP LETTER]

                                                             May 13, 2004


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner &
 Smith Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and Merrill Lynch (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $.01 par value per share, of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or a member of the "immediate family"

(i.e. any relationship by blood, marriage or adoption, not more remote that first cousin) or affiliates of the undersigned not involving a disposition for value, and (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee, trustee or distributee shall execute and deliver to Morgan Stanley and Merrill Lynch a duplicate form of this letter agreement and (ii) such transfer or distribution is not required to be reported in any public report or filing with the Securities and Exchange Commission, and no such filing or report shall be made voluntarily by the undersigned or any other party to such transfer or distribution (donor, donee, trustee, beneficiary, transferor or transferee) in connection with such transfer or distribution, other than a filing on a Form 5 made after the expiration of the 90-day period referred to above.

      In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

      Notwithstanding the foregoing, if:

      (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

      (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      This letter agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either Morgan Stanley and Merrill Lynch, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, or (c) November 15, 2004, in the event that the Underwriting Agreement has not been executed by that date.

                         Very truly yours,


                         _______________________________________________________
                         (Signature of Stockholder)

                         Printed Name:  ________________________________________
                         (Exact Name of Stockholder - should match stock records of Company)

                         ____________________________________________

                         ____________________________________________
                         (Address)